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                                                                    Exhibit 10.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10400) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan and the Registration Statement (Form S-8 No. 333-7870) pertaining to the Fresh Del Monte Produce Inc. 1997 Share Incentive Plan, of our report dated February 10, 2003, (except for the third paragraph of Note 24, as to which the date is February 12, 2003) with respect to the consolidated financial statements of Fresh Del Monte Produce Inc. and our report dated February 10, 2003 with respect to the financial statement schedule of Fresh Del Monte Produce Inc. included in the Annual Report (Form 20-F) for the year ended December 27, 2002.


                                              /s/ ERNST & YOUNG LLP



Miami, Florida
February 20, 2003